UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2015

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Building 15 Weston, Massachusetts		02493

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (978) 461-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(d)
Effective December 8, 2015, Gillian Munson has been appointed as a member of Monster Worldwide, Inc.’s Board of Directors (the “Board”). A copy of the company’s press release announcing Ms. Munson’s appointment to the Board is attached hereto as Exhibit 99.1. Ms. Munson’s appointment increases the number of the company’s Board members to seven, six of whom are deemed to be independent under both Securities and Exchange Commission and New York Stock Exchange rules.

Ms. Munson’s term on the Board will begin immediately. As a non-employee director, Ms. Munson is entitled to receive: (i) an annual cash retainer of $75,000, pro-rated for the remaining portion of 2015, (ii) an initial grant of $150,000 worth of restricted stock units of the company, of which fifty percent (50%) vested immediately upon grant and the remaining fifty percent (50%) vest on the first anniversary of the date of the grant and (iii) commencing the day after the company’s 2017 annual meeting of stockholders, annual grants of $125,000 worth of restricted stock units of the company, vesting twenty-five percent (25%) per year over four years. As of the date of this filing, Ms. Munson has not been named to a committee of the Board.

Ms. Munson is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01(d) — Exhibits

99.1	Press Release of the Company Issued on December 8, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC. (Registrant)

By:	/s/ Michael C. Miller
Name:	Michael C. Miller
Title:	Executive Vice President, General Counsel and Secretary
Date: December 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company Issued on December 8, 2015.